SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

Non-Invasive Monitoring Systems, Inc.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1840 West Avenue Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 534-3694

N/A
(Former name or former address, if changed since last report)

Item 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 21, 2003, the Registrant engaged Jewett, Schwartz & Associates to act as the Registrant’s independent certified public accountant. Jewett, Schwartz & Associates replaces Gerson, Preston, Robinson & Co., P.A. The Registrant decided to not engage Gerson, Preston, Robinson & Co., P.A. for reasons outlined below.

Since the Registrant appointed Jewett, Schwartz & Associates on or before January 21, 2003, there have been no disagreements with Gerson, Preston, Robinson & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Auditors Reports on the financial statements for the Registrant since the fiscal year ended July 31, 2002 did not contain any adverse opinion or a disclaimer of opinion.

The Registrant, following its transition from a research and development firm to a marketing firm, has concluded that Non-Invasive Monitoring Systems, Inc. as a whole would be better served by another accounting firm during and following this transition.

The Registrant has authorized Gerson, Preston, Robinson & Co., P.A. to respond fully to the inquiries of Jewett, Schwartz & Associates.

The Company has provided Gerson, Preston, Robinson & Co., P.A. with these disclosures, and has requested that they furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not they agree with the statements contained herein, as required by Item 304(a)(3) of Regulation S-B.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    None

(b)    None.

(c)    None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Dated: January 27, 2003	/s/ Marvin A. Sackner
Marvin A. Sackner, Chairman of the Board

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